Exhibit 99(ii)

       Proposed Merger of Medicore into Dialysis Corporation of America


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                              :
Parties:                      :  Medicore, Inc. will merge into Dialysis
                              :  Corporation of America ("DCA").
                              :
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                              :
Shares Outstanding,           :
Medicore outstanding shares   : 7,132,434
Fully Diluted (all options    :  7,778,429 (7,132,434 + 645,995)
included):                    :
                              :
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                              :
Consideration to Medicore:    :  Each Medicore shareholder will receive .68
                              :  shares of DCA common stock for each share of
                              :  Medicore.
                              :
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                              :
Total DCA Shares to be        :  5,289,332 shares of DCA
Distributed to Medicore       :
Shareholders:                 :
                              :
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                              :
DCA Acquires All Assets       :  The assets include, but are not limited to:
and Liabilities of Medicore:  :
                              :      1. Medicore Medical Supply Division
                              :      2. All buildings and properties in
                              :         Hialeah, Florida
                              :      3. LGP and Xandros stock
                              :      4. Royalty interests to be received from
                              :         Viragen royalty agreement
                              :      5. Net cash of between $4,000,000 -
                              :         $5,000,000
                              :
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                              :
Expenses:                     :  Each party will pay their own
                              :  expenses.
                              :
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                              :
Conditions to Closing:        :  The transaction is subject to a favorable
                              : tax opinion, fairness opinion, and the : approval of Medicore and DCA shareholders.
                              :
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